                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 8, 1996
                        (Date of earliest event reported)


                        FIRSTPLUS INVESTMENT CORPORATION
             (Exact name of Registrant as specified in its charter)


         Nevada                      33-65373                  75-2596063
(State of Incorporation)       (Commission File No.)        (I.R.S. Employer
                                                          Identification No.)



      3773 Howard Hughes Parkway
             Suite 300N
          Las Vegas, Nevada                                    89109
(Address of Principal executive offices)                    (Zip Code)


       Registrant's Telephone Number, Including Area Code: (702) 892-3772

Item 5.   OTHER EVENTS.

     Reference is hereby made to the Registrant's Registration Statement on Form S-3 (File No. 33-65373) filed with the Securities and Exchange Commission (the "Commission") on December 22, 1996, as amended by Amendment No. 1 thereto filed with the Commission on April 23, 1996, as further amended by Amendment No. 2 thereto filed with the Commission on May 10, 1996 and as further amended by Amendment No. 3 thereto filed with the Commission on May 22, 1996 (collectively, the "Registration Statement"), pursuant to which the Registrant registered $1,000,000,000 aggregate principal amount of its asset-backed certificates, issuable in various series, for sale in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"). Reference is also hereby made to the Prospectus dated June 8, 1996 and the related preliminary Prospectus Supplement, dated June 8, 1996 (collectively, the "Prospectus"), which are being filed with the Commission concurrently herewith pursuant to Rule 424(b)(5), with respect to the Registrant's Asset-Backed Certificates, Series 1996-2 (the "Certificates").

     The Registrant is filing this Current Report on Form 8-K to (i) file the Consent of Independent Accountants to the inclusion in the Prospectus of the accountant's report dated January 22, 1996 on the audit of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries and
(ii) provide prospective investors with certain materials which constitute "Computational Materials" within the meaning of that certain no-action letter dated May 20, 1994 issued by the Division of Corporate Finance of the Commission to Kidder Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation. The Computational Materials were prepared solely by Bear, Stearns & Co. Inc. in connection with the offering of the Certificates, and the Registrant did not prepare or participate in the preparation of the Computational Materials. The Computational Materials are set forth in EXHIBIT 28.1 hereto.

     The assumptions used in preparing the Computational Materials were based upon a preliminary compilation of the underlying collateral and the estimated principal amount and other features of the Certificates. The actual features of the Certificates and a detailed description of the final constituency of the underlying collateral are set forth in the Prospectus.

     Due to the preliminary nature of the collateral and Certificate information used in preparing the Computational Materials, no assurance can be given as to the accuracy of either the Computational Materials or the underlying assumptions, or the appropriateness or completeness in any particular context; nor can assurance be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

     Any yields or weighted average lives shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the collateral will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the collateral and no interest shortfall. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the actual collateral and the hypothetical collateral used in preparing the Computational Materials. As noted above, the principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.

     Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, mortgage prepayments, yield curve and interest rate risks. Investors should make every effort to consider the risks of these securities.

     Any statement or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          EXHIBIT NO.    DESCRIPTION

             23.2   Consent of Coopers & Lybrand L.L.P.

             28.1   Computational Materials provided by Bear, Stearns & Co. Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRSTPLUS INVESTMENT CORPORATION



June 12, 1996                      By:  /s/ Christopher J. Gramlich
                                      -------------------------------------
                                      Christopher J. Gramlich, Senior Vice
                                      President